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                                                                     EXHIBIT 2.2





                                FIRST AMENDMENT
                                       TO
                          AGREEMENT AND PLAN OF MERGER

     THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "First Amendment") is made and entered as of the 15th day of January, 1997 by and among Cooperative Computing, Inc., a Texas corporation ("Parent"), CCI Acquisition Corp., a Delaware corporation ("Sub"), and Triad Systems Corporation, a Delaware corporation (the "Company").

                              W I T N E S S E T H:

     WHEREAS, Parent, Sub and the Company are parties to an Agreement and Plan of Merger, dated as of October 17, 1996 (the "Merger Agreement");

     WHEREAS, Parent, Sub and the Company wish to amend certain provisions of the Merger Agreement;

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Defined Terms. Terms used herein with their initial letters capitalized and not otherwise defined herein (including those terms so used and not defined in the recitals above) shall have the respective meanings given such terms in the Merger Agreement.

     2. Amendment of Section 1.1(b) of the Merger Agreement. The first sentence of Section 1.1(b) of the Merger Agreement is hereby amended by deleting each of the two references to "90 calendar days" appearing in clause
(v) of such sentence and replacing each such reference with the following:
"120 calendar days".

     3. Amendment of Section 8.1(c) of the Merger Agreement. Section 8.1(c) of the Merger Agreement is hereby amended by deleting the reference to "February 18, 1997"
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appearing in such Section and replacing such reference with the following:  "the 45th day following the consummation of the Offer".

     4. Amendment of Section 8.1(g) of the Merger Agreement. Section 8.1(g) of the Merger Agreement is hereby amended by deleting the reference to "the 90th day" appearing in such Section and replacing such reference with the following:
"the 120th day".

     5. Counterparts. This First Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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     IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.

                                          COOPERATIVE COMPUTING, INC.


                                          By:  /s/ MATTHEW HALE
                                              ----------------------------------
                                          Name:    Matthew Hale
                                                --------------------------------
                                          Title:   Chief Financial Officer
                                                 -------------------------------



                                          CCI ACQUISITION CORP.


                                          By:  /s/ PRESTON W. STAATS
                                              ----------------------------------
                                          Name:    Preston W. Staats
                                                --------------------------------
                                          Title:   Executive Vice President
                                                 -------------------------------


                                          TRIAD SYSTEMS CORPORATION


                                          By:  /s/ STANLEY MARQUIS
                                              ----------------------------------
                                          Name:    Stanley Marquis
                                                --------------------------------
                                          Title:   Vice President Finance and
                                                 -------------------------------
                                                   Chief Financial Officer
                                                 -------------------------------




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